UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2014

Einstein Noah Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33515	13-3690261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Zang Street, Suite 300

Lakewood, Colorado 80228

(Address of principal executive offices)

(303) 568-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Agreement.

In connection with the repayment of the Amended and Restated Credit Agreement dated as of December 6, 2012, by and among Einstein Noah Restaurant Group, Inc. (the “Company”), with Bank of America, N.A., as administrative agent, and the lenders named therein (the “Credit Agreement”), on November 5, 2014, the Company entered into a new Credit Agreement (the “Interim Credit Agreement”), among the Company, as borrower, certain subsidiaries of the Company, as guarantors, Bank of America, N.A., as administrative agent, certain lenders party thereto, and the L/C Issuer (as defined in the Interim Credit Agreement), pursuant to which the Company will obtain a revolving credit facility of up to $20,000,000, the proceeds of which will be used for the purposes of (i) refinancing certain of the Company’s existing indebtedness, and (ii) financing the ongoing working capital, capital expenditure, and general corporate needs of the Company and its subsidiaries.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EINSTEIN NOAH RESTAURANT GROUP, INC.

	By:	/s/ Rhonda J. Parish
Rhonda J. Parish
Date: November 6, 2014		Chief Legal Officer and Corporate Secretary